UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017 (March 31, 2017)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

NFS Leasing, Inc. Sale and Leaseback

On April 13, 2017, GlyEco, Inc. (“GlyEco”) and its wholly owned subsidiary, Recovery Solutions & Technologies, Inc. (“RS&T”, and together with GlyEco, the “Company”) closed an amended sale-leaseback transaction with NFS Leasing, Inc. (“NFS”), wherein the Company sold $1,700,000 of certain operational equipment used in the Company’s glycol recovery and recycling operations (the “Equipment”) pursuant to a bill of sale, as amended (the “Bill of Sale”), and simultaneously entered into a master equipment lease agreement, as modified (the “Lease Agreement”) with NFS for the lease of the Equipment by the Company. Pursuant to the Lease Agreement, the lease term (the “Lease Term”) is for forty-eight (48) months commencing on May 1, 2017. During the Lease Term, the Company is obligated to make monthly rental payments of $44,720.16 to NFS. The agreements are effective as of March 31, 2017. At the conclusion of the Lease Term, the Company may repurchase the Equipment from NFS for One Dollar ($1.00). The Company intends to use a portion of the financing to repay the $1,000,000, 5 percent Notes due May 31, 2017, and the balance for general corporate and working capital purposes.

The Lease Agreement contains terms and provisions customary for transactions of this type, including obligations relating to the use, operation and maintenance of the Equipment. The Lease Agreement also contains customary events of default (each, an “Event of Default”), including nonpayment of amounts due under the lease, assignments for the benefit of creditors, bankruptcy or insolvency, or inaccuracy of representations and warranties. In the event that an Event of Default occurs, NFS may exercise one or more remedies specified in the Lease Agreement

The obligations of the Company to NFS under the Lease Agreement are secured by substantially all of the assets of GlyEco and RS&T pursuant to two security agreements between the Lessor and each of GlyEco and RS&T (the “GlyEco Security Agreement” and the “RS&T Security Agreement”, respectively).

The foregoing description of the Bill of Sale, the Lease Agreement, the GlyEco Security Agreement and the RS&T Security Agreement is not complete and is qualified in its entirety by reference to the full text of the Bill of Sale, the Lease Agreement, the GlyEco Security Agreement and the RS&T Security Agreement, the forms of which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and which are incorporated by reference herein in their entirety.

Item 2.02	Results of Operations.

On April 6, 2017, GlyEco issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Exhibit 99.1 contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Bill of Sale of GlyEco, Inc. and Recovery Solutions & Technologies, Inc. dated March 31, 2017 and amendment thereto.
10.2	Lease Agreement, as amended, by and between NFS Leasing, Inc., GlyEco, Inc. and Recovery Solutions & Technologies, Inc. dated March 31, 2017 and modification thereto.
10.3	Security Agreement by and between NFS Leasing, Inc. and GlyEco, Inc. dated March 31, 2017.
10.4	Security Agreement by and between NFS Leasing, Inc. and Recovery Solutions & Technologies, Inc. dated March 31, 2017.
99.1	Press Release of GlyEco, Inc. dated April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: April 17, 2017	By:	/s/ Ian Rhodes
Ian Rhodes Chief Executive Officer (Principal Executive Officer)